                                    FORM OF
                              MANAGEMENT CONTRACT

          THIS MANAGEMENT CONTRACT ("Agreement"), is made and entered into effective as of ___________, 199__, by and between Heinold General Partnership Account __, an Illinois general partnership (the "Partnership"), and __________ (the "Trading Advisor").

                                  WITNESSETH:
                                  -----------
          WHEREAS, the Partnership is one of a series of general partnerships (the "Account Partnership") whose terms are identical other than in respect of their trading being managed by different "commodity trading advisors" ("CTAs"), and which have been formed in order to permit various commodity pools (the "General Partners"), of each of which Heinold Asset Management, Inc. ("HAMI") is the sole general partner, to commingle their assets for management by various different CTAs. Each Account Partnership is to be managed by a single CTA implementing a single trading program, and all General Partners capital accounts in the Partnership will trade on a fully-funded (actual committed funds) equally leveraged basis.

          WHEREAS, the objective of the Partnership is to seek capital appreciation by trading speculatively in futures contracts, commodities and commodity options and forward contracts, and any other items which are currently, or may later become, the subject of futures, forward or options trading, and other related investments (sometimes hereinafter referred to as "Contracts") on United States and non-United States exchanges and markets, under the direction of a single CTA, initially the Trading Advisor, implementing a single trading program; and

          WHEREAS, the Partnership and the Trading Advisor each desire the Trading Advisor to make all trading decisions for the Partnership pursuant to the Trading Advisor's ___________ trading program (the "Trading Approach") on the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the mutual premises and agreements set forth herein, the parties hereto do agree as follows:

          1.   Duties of the Trading Advisor.

          (a) The Partnership hereby appoints the Trading Advisor, and the Trading Advisor hereby accepts appointment, as the sole CTA of the Partnership utilizing the Trading Approach.

          (b) Upon the Trading Advisor's commencing trading operations for the Partnership and for the period and on the terms and conditions set forth in this Agreement, the Trading Advisor shall have sole authority and responsibility, as the Partnership's agent and attorney-in-fact, for trading the Partnership assets in Contracts and in accordance with the Trading Approach as described in the disclosure notice dated April 1996 relating to the appointment of the Trading Advisor as a commodity trading advisor of the Partnership (the #Disclosure Notice#), subject to the trading policies of the Partnership furnished to the Trading

Advisor in writing ("Trading Policies"). For purposes of this Agreement, the term "Contracts" shall not include securities and options thereon, which the Partnership is prohibited from trading.

          (c) The Trading Advisor agrees to describe to any General Partner, upon request, the Trading Advisor's practices with respect to the leverage used by the Trading Advisor in managing the Partnership's account relative to other accounts managed by the Trading Advisor using the Trading Approach so as to enable such General Partner to determine whether the "trading level" at which the Trading Advisor is currently managing the Partnership's account is the level currently designated by the General Partners.

          (d) The General Partners and the Partnership acknowledge receipt of the Trading Advisor's Disclosure Document dated ________________, 1996 (the "Disclosure Document"). The Trading Advisor shall promptly furnish the Partnership with a copy of each amended, supplemented or updated Disclosure Document of the Trading Advisor filed with the Commodity Futures Trading Commission (the "CFTC") and the National Futures Association ("NFA") upon acceptance thereof by the CFTC. Prior to the commencement of trading on behalf of the Partnership, the Partnership shall deliver to the Trading Advisor, and renew when necessary, a Commodity Trading Authorization, in the form attached hereto as Exhibit 1 and executed by each of the General Partners, appointing the Trading Advisor as the Partnership's agent and attorney-in-fact for such purpose. All trades for the account of the Partnership shall be made through such banks, brokers and dealers as the General Partners shall direct by unanimous consent, and the Trading Advisor shall have no authority or responsibility for selecting any such banks, brokers or dealers in connection with the execution of transactions for the Partnership or for the negotiation of commission rates charged therefor; provided, however, that the Partnership shall notify the Trading Advisor of any applicable changes in the commission rates charged by the Partnership's banks, brokers and dealers with respect to transactions entered into with respect to the Partnership.

          (e) In the event the Trading Advisor and its principals (as that term is defined in Regulation 4.10(e) promulgated by the CFTC under the Commodity Exchange Act, as amended (the "Act")), shareholders, partners, employees and affiliates or any person who controls the foregoing (collectively, "Principals and Affiliates"), wish to use trading programs, systems or strategies other than the Trading Approach in connection with its trading for the Partnership, it may not do so unless the Trading Advisor gives the Partnership 15 days' prior written notice of its intention to utilize such different trading programs, systems or strategies and the Partnership consents thereto, by unanimous consent of the General Partners in writing. Non-material changes in the Trading Approach may be instituted without prior written approval.

          (f) The Trading Advisor agrees to make all material disclosures to the Partnership regarding itself and its Principals and Affiliates, their trading performance and general trading methods, their accounts (but not the identities of customers) and otherwise as are required in the reasonable judgment of any General Partner or the Partnership to be made in any filings required by any governmental body or by any applicable law, regulation, rule or order. Nothing contained in this Agreement shall be construed or deemed to require the Trading Advisor to disclose the confidential or proprietary details of its trading strategies.

          (g) The General Partners shall have the right to make additions to, or withdrawals from, their capital accounts in the Partnership (including any "notional" funds comprising part of the Partnership Assets) at any time. Each General Partner shall, however, use its best efforts to make such additions or withdrawals at month-end. Each General Partner agrees that the Trading Advisor may refuse any additional allocation of funds for any reason. The Partnership, acting by direction of the unanimous instructions of the General Partners, in its sole discretion, may at any time remove some or all of its assets from the management of the Trading Advisor and may require the Trading Advisor to liquidate existing positions.

          (h) Upon receipt of instructions from the Partnership, the Trading Advisor shall immediately cease its trading activities with respect to the Partnership Assets, close out all existing positions in an orderly manner and not initiate any new positions unless otherwise instructed by the Partnership.

          (i) The Trading Advisor shall review on a daily basis the positions held by the Partnership Assets and shall immediately notify the Partnership of any errors committed by the Trading Advisor or of any trade not executed in accordance with the Trading Advisor's instructions.

          2.   Other Accounts and Activities of the Trading Advisor.

          (a) The services provided by the Trading Advisor hereunder are not to be deemed exclusive. Subject to the terms of this Agreement, the Trading Advisor and its Principals and Affiliates shall be free to trade for their own accounts and to advise other persons and manage other accounts during the term of this Agreement and to use the same or different degrees of leverage, information, computer programs and trading strategies or formulas which they obtain, produce or utilize in the performance of services for the Partnership. However, the Trading Advisor represents, warrants and agrees that the rendering of such consulting, advisory and management services to others will not require any material change in the Trading Approach and will not materially adversely affect the capacity of the Trading Advisor to continue to render services to the Partnership of the quality and nature contemplated by this Agreement.

          (b) If, at any time during the term of this Agreement, the Trading Advisor is required to aggregate the Partnership's Contract positions with the positions of any other person or entity for purposes of applying CFTC- or exchange-imposed position limits, the Trading Advisor agrees that it will promptly notify the Partnership if the Partnership's positions are included in an aggregate amount which equals or exceeds ninety percent (90%) of the applicable limit. The Trading Advisor agrees that, if its trading recommendations are altered because of the application of any position limit, it will not modify the trading instructions with respect to the Partnership's account in such manner as to affect the Partnership substantially disproportionately as compared with the Trading Advisor's other accounts. The Trading Advisor presently believes and represents that existing speculative position limits will not materially adversely affect its ability to manage the Partnership's account given the potential size of the Partnership's account and the Trading Advisor's and its Principals' and Affiliates' current accounts and all proposed accounts for which they have contracted to act as trading advisor. The Trading Advisor further represents, warrants and agrees that under no circumstances will it knowingly or deliberately use trading strategies or systems for the Partnership that are inferior to trading strategies or systems employed for any other client or account and that it will not knowingly or deliberately favor any client or account managed by it over any other client or account, it being acknowledged, however, that different trading strategies, methods or degrees of leverage may be utilized for differing sizes of accounts, accounts with different trading policies, accounts experiencing differing inflows or outflows of equity, accounts which commence trading at different times, accounts which have different portfolios or different fiscal years and accounts with other differences, and that such differences may cause divergent trading results.

          (c) The Partnership and the General Partners each acknowledge and agree that the Trading Advisor and/or its Principals and Affiliates presently act and that they may continue to act as advisors for other accounts managed by them and may continue to receive compensation with respect to services for such accounts in amounts which may be more or less than the amounts received from the Partnership. The Trading Advisor agrees that in the management of such other accounts by it and its Principals and Affiliates, it will act in good faith to seek to achieve an equitable treatment of all accounts under management including the Partnership's account with respect to, among other things, priorities of order entry and position limits.

          (d) The Trading Advisor agrees that it shall make such information available to any General Partner concerning the performance of the Partnership as compared to the performance of all other accounts managed by the Trading Advisor and its Principals and Affiliates as shall be reasonably requested by such General Partner; provided that the Trading Advisor shall not be required to disclose the identity of its clients.

          3. Trading Assets. The Partnership's initial trading account shall be a total of approximately $_______ of which $______ shall be "committed" (not "notional") funding. Notional funding of the Partnership's account is prohibited.

          4. Fees. The Partnership will pay no fees to the Advisor; rather each General Partner shall pay such fees to the Advisor as have been negotiated between such General Partner and the Advisor.

          5. Trading Advisor Independent. The Trading Advisor shall for all purposes herein be deemed to be an independent contractor to the Partnership and the General Partners and shall, except as otherwise expressly provided herein, have no authority to act for or represent the Partnership or any General Partner in any way or otherwise be deemed a sponsor of the Partnership or an agent, joint venturer or partner of the Partnership, or any General Partner.

          6.   Broker.

          (a) The Trading Advisor agrees to enter all Contract orders through E.D. & F. Man International Inc. ("Man"). The Partnership must consent in writing to the use of other floor brokers who will give up such trades to Man in accordance with exchange rules and the give-up procedures established by the Partnership from time to time. The Trading Advisor shall be responsible for any errors committed by any executing broker who gives-up to Man on behalf of the Partnership. In placing trades for the Partnership's account, the Trading Advisor agrees that it shall use its standard procedures for allocating orders among the Trading Advisor's various accounts and not knowingly favor any other such account over the Partnership's account.

          (b) All forward contract and other trades for the Partnership will be executed through the forward trading and other facilities of such affiliates of Man or other entities as the Partnership may designate from time to time.

          (c) The Partnership will pay no brokerage commissions or fees. All such charges will be paid by the respective General Partners pursuant to their individual negotiations with Man.

          7.   Standard of Liability; Indemnifications.

          (a) Standard of Liability. Neither the Trading Advisor nor any of its Principals and Affiliates shall be liable to the Partnership, any General Partner or any of their respective successors or assigns under this Agreement except by reason of (i) acts or omissions to act which constitute bad faith, negligence or misconduct or (ii) a breach of any of the representations, warranties, covenants or agreements of the Trading Advisor set forth in this Agreement.

          (b) Indemnity. (i) The Partnership agrees to indemnify and hold harmless the Trading Advisor and each of its Principals and Affiliates from and against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, attorneys' and accountants' fees and disbursements), judgments and amounts paid in settlement (collectively, "Losses") to which an indemnified person may become subject arising out of this Agreement, the transactions contemplated hereby or the fact that the Trading Advisor is or was a trading advisor to the Partnership, unless any such Losses arise out of, relate to, or are based upon the Trading Advisor's failure to meet the standard of liability applicable to it under Section 7(a). The Partnership, the General Partner and the Trading Advisor agree that any indemnity payments due hereunder shall be deducted pro rata from the capital account of the respective General Partners in proportion to the balance in each such capital account.

          (ii) The Trading Advisor agrees to indemnify and hold harmless the Partnership, each General Partner and each of such General Partner's Principals and Affiliates from and against any and all Losses to which they may become subject, if any such Losses arise out of, relate to, or are based upon the Trading Advisor's failure to meet the standard of liability applicable to it under Section 7(a).

          (c)  Promptly after receipt by a party to be indemnified under
Section 7(b), above, of any notice of the commencement of any action or proceeding, such indemnified party shall, if a claim in respect thereof is to be made against the indemnified party under such subsection, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. The requirement that an indemnifying party be given written notice of the commencement of any action shall be deemed to be satisfied if such indemnifying party shall have actual knowledge thereof or shall have been given written notice of the commencement of any action or proceeding within a reasonable time after the commencement thereof. If any such action shall be brought against any indemnified party and the indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, to assume the defense thereof with counsel satisfactory to such indemnified party, and shall have the right to negotiate and consent to a settlement thereof, provided that the indemnified party shall have consented to the settlement. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent it, if, in the indemnified party's reasonable judgment, it is advisable for such party to be represented by separate counsel, in which event the fees and expenses of such separate counsel shall be borne by the indemnified party. No indemnifying party shall be liable for any settlement of any such action effected without its consent, but if any such action or proceeding is settled with the consent of any indemnifying party or if there be a final judgment for the plaintiff in any such action or proceeding (of which an indemnifying party shall have been notified), such indemnifying party shall indemnify and hold harmless each indemnified party from and against any Losses incurred or suffered by reason of such settlement or judgment.

          (d) Any indemnification required by this Section 7, unless ordered or expressly permitted by a court, shall be made by the indemnifying party only upon a determination by independent legal counsel in a written opinion that the conduct which is the subject of the claim, demand, lawsuit, action or proceeding with respect to which indemnification is sought meets the applicable standard set forth in this Section 7.

          (e) The provisions of this Section 7 shall survive the termination or other expiration of this Agreement.

          8. The Trading Advisor's Representations and Warranties. The Trading Advisor represents and warrants to the Partnership and each General Partner as follows:

          (a) The Trading Advisor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has full power and authority to enter into and perform its obligations under this Agreement and to conduct its business as described in this Agreement and the Disclosure Notice, and the Trading Advisor is qualified to conduct its business and is in good standing in every jurisdiction in which the nature or conduct of its business requires such qualification and failure to so qualify would have a materially adverse effect on its ability to comply with, or perform its obligations under, this Agreement, it being understood that any decision as to the jurisdiction or jurisdictions in which the Trading Advisor shall conduct its business is within the sole discretion of the Trading Advisor.

          (b) This Agreement has been duly and validly authorized, executed and delivered by the Trading Advisor and is a valid and binding agreement of the Trading Advisor enforceable in accordance with its terms.

          (c) The execution and delivery of this Agreement and the performance of the obligations and the consummation of the transactions contemplated in this Agreement and in the Disclosure Notice will not conflict with, violate, breach or constitute a default under, any term or provision of the Trading Advisor's certificate of incorporation, by-laws, or other charter documents, or any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Trading Advisor or any of its Principals and Affiliates is a party or by which any of them are bound, or to which any of the property (including, but not limited to, its Trading Approach) or assets of the Trading Advisor or its Principals and Affiliates are subject, or any order, rule, law, statute, regulation, or other legal requirement applicable to the Trading Advisor or any of its Principals or to the property or assets of the Trading Advisor or its Principals and Affiliates of any court or any governmental or administrative body or agency or panel or any regulatory or self-regulatory organization or exchange having jurisdiction over the Trading Advisor or any of its Principals and Affiliates.

          (d) The Trading Advisor is registered as a commodity trading advisor under the Act, its Principals are identified on the Trading Advisor's most recent CFTC Form 7-R filed with the NFA pursuant to the Act, and it is a member of the NFA in such capacity and such registration and membership has not expired or been revoked, lapsed, suspended, terminated, or not renewed or limited or qualified in any respect.

          (e)  The Trading Advisor is not bankrupt or insolvent.

          (f) The Disclosure Document is complete and accurate in all material respects, does not contain any misstatement of any material fact, does not omit to state any material fact necessary to be stated therein in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, and complies in all material respects with the applicable requirements of the Act and the rules promulgated thereunder and may be relied upon by the Partnership and the General Partner in preparing the Disclosure Notice and allocating assets of the Partnership to the Trading Advisor and there has not been, since the date of the Disclosure Document's issuance, any material adverse change in the condition, financial or otherwise, business or prospects of the Trading Advisor or any of its Principals and Affiliates, whether or not arising in the ordinary course of business, or relating to the historical performance and operations of the Trading Advisor.

          (g) The Trading Advisor and each Principal has complied and will continue to comply with all orders, rules, laws, statutes, regulations or other legal requirements applicable to the Trading Advisor or any of its Principals and Affiliates or to their respective businesses, properties, or assets, including the Act and the rules promulgated by the CFTC and the NFA, the violation of which would materially and adversely affect its or their ability to comply with, and perform its or their obligations under this Agreement, and there are no actions, suits, proceedings, or notices of investigations or investigations pending or threatened against the Trading Advisor, or any of its Principals or Affiliates, by the NFA, the CFTC or any governmental, regulatory or self-regulatory agency regarding noncompliance by the Trading Advisor or any of its Principals or Affiliates with any law, statute, rule or regulation, or at law or in equity or before or by any court, any federal, state, municipal or other governmental department commission, board, bureau, agency, or instrumentality, or by any regulatory or self-regulatory organization, or exchange, in which an adverse decision would materially and adversely affect its or their ability to comply with or to perform its or their obligations under this Agreement or that would be required to be disclosed in the Disclosure Notice, which is not so disclosed, would result in a material adverse change in the condition, financial or otherwise, business or prospects of the Trading Advisor.

          (h) The Trading Advisor and each Principal has all governmental, regulatory, self-regulatory and exchange licenses and approvals and has effected all filings and registrations with all governmental, regulatory and self-regulatory agencies required to conduct their respective businesses and to act as described in the Disclosure Notice and to perform its or their respective obligations under this Agreement.

          (i) With respect to information contained in the Disclosure Notice relating to the Trading Advisor, including, without limitation, the tables and notes thereto, the Disclosure Notice does not contain any untrue statement of material fact or omit to state therein a material fact required to be stated therein or necessary to be stated therein in order to prevent the statements made therein, in light of the circumstances under which they are made, from being misleading.

          (j) In the placement of orders and the allocation of executed trades for the Partnership and for the accounts of any other client, the Trading Advisor shall utilize a fair and reasonable order entry system and trade allocation system, which shall be no less favorable to the Partnership than to any other account managed by the Trading Advisor.

          (k) The Trading Advisor shall promptly notify the other parties hereto of the commencement of any suit, action or proceeding involving it or its Principals and Affiliates, whether or not any such suit, action or proceeding also involves any of the other parties hereto.


          The foregoing representations and warranties shall be continuing during the term of this Agreement and any renewal hereof and if at any time any event shall occur which would make or tend to make any of the foregoing not true or incomplete, the Trading Advisor shall promptly notify the Partnership and the General Partner of the occurrence of such event.

          9. The Partnership's Representations and Warranties. The Partnership represents and warrants to the Trading Advisor as follows:

          (a) The Partnership is a general partnership organized under the laws of Illinois. The Partnership has full Partnership power and authority to perform its obligations under this Agreement and to conduct its business and to act as described in the Disclosure Notice.

          (b) This Agreement has been duly and validly authorized, executed and delivered on behalf of the Partnership and is a valid and binding agreement of it enforceable in accordance with its terms.

          (c) The Partnership has complied and will continue to comply with all orders, rules, laws, statutes, regulations or other legal requirements applicable to it, to its business, properties, and assets, including the Act and the rules promulgated by the CFTC and the NFA, the violation of which would materially and adversely affect its ability to comply with, and perform its obligations under this Agreement, and there are no actions, suits, proceedings, or notices of investigations or investigations pending or threatened against it, by the NFA, the CFTC or any governmental, regulatory or self-regulatory agency regarding noncompliance by it with any law, statute, rule or regulation, or at law or in equity or before or by any court, any federal, state, municipal or other governmental department, commission, board, bureau, agency, or instrumentality, or by any regulatory or self-regulatory organization, or exchange, in which an adverse decision would materially and adversely affect its ability to comply with or to perform its obligations under this Agreement or would result in a material adverse change in the condition, financial or otherwise, business or prospects of the Partnership.

          (d) The Partnership has all federal and state governmental, regulatory, self-regulatory and exchange licenses and approvals and has effected all filings and registrations with all federal and state governmental and regulatory and self-regulatory agencies required to conduct its business and to perform its obligations under this Agreement. The Partnership is compliance with the CFTC Letter attached hereto as Exhibit 2.

          (e) HAMI is registered as a commodity pool operator under the Act and is a member of the NFA in such capacity and such registration and membership has not expired or been revoked, lapsed, suspended, terminated, or not renewed or limited or qualified in any respect.

          (g) HAMI has all federal and state governmental, regulatory, self-regulatory and exchange licenses and approvals and has effected all filings and registrations with all federal and state governmental and regulatory and self-regulatory agencies required to conduct its business and to perform its obligations under this Agreement.

          The foregoing representations and warranties shall be continuing during the term of this Agreement and any renewal hereof and if at any time any event shall occur which would make or tend to make any of the foregoing not true or incomplete, the Partnership will promptly notify the Trading Advisor thereof.

          10.  Term and Termination; Withdrawal.

          (a) This Agreement is terminable at will by either the Partnership or the Trading Advisor upon five (5) days' notice; provided that each agrees that it will use best efforts to terminate this Agreement only as of the end of a calendar month.

          (b) Any General Partner may withdraw capital from the Partnership at any time. The Partnership may withdraw capital at any time. Upon any such withdrawal, the Partnership shall inform the Trading Advisor as to which General Partner's capital account in the Partnership such withdrawal is attributable.

          11. Notices. Except as otherwise provided herein, all notices, demands or requests required to be made or delivered under this Agreement shall be effective only if in writing and delivered personally or by facsimile or mail, postage prepaid (airmail if the addressee is in another country), to the respective addresses below or to such other addresses as may be designated by the party entitled to receive the same by notice similarly given and shall be deemed given by the party required to provide notice when received by the party to whom notice is required to be given.

          If to the Partnership or the General Partner to:

               Heinold Asset Management,  Inc.
               One Financial Place
               440 South LaSalle Street, 20th Floor
               Chicago, Illinois 60605
               Attn:   Daniel E. Ragen, President
               Fax No.:   312-902-6697


          If to the Trading Advisor to:

               ------------------------------------------
               ------------------------------------------
               ------------------------------------------

          12. Assignment. No party hereto may transfer, sell, encumber, appoint agents or assign any of its rights or obligations hereunder in whole or in part without the express written consent of each of the other parties hereto.

          13. Amendment; Modification. This Agreement may not be amended or modified, nor any of the provisions hereof waived, except by the written consent of all of the parties hereto.

          14. Complete Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject hereof and supersedes all prior agreements written or oral, and no other agreement, verbal or otherwise, shall be binding as between the parties hereto unless in writing and signed by the party against whom enforcement is sought.

          15. Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns. No other person other than the persons indemnified under Section 7 hereof for matters relating to that Section shall have any right or obligation under this Agreement.

          16. Headings. Headings to sections herein are for the convenience of the parties only, and are not intended to be a part of or to affect the meanings or interpretation of this Agreement.

          17. Governing Law: Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois without giving effect to principles of conflicts of laws.

          18.  Arbitration.   The parties agree that all controversies which
may arise in connection with any transaction contemplated by this Agreement or the construction, performance or breach of this Agreement shall be determined by arbitration, to be held in the City of Chicago, State of Illinois unless otherwise agreed to by the parties hereto, and in accordance with the rules then obtaining of the NFA, or if no such rules are then in effect or if jurisdiction is declined, then the rules then obtaining of the American Arbitration Association; provided, however, that (a) the arbitrator(s) shall be knowledgeable in industry standards and practices and the matters giving rise to the dispute, (b) the arbitrator(s) shall not have the power and authority to award punitive damages, (c) the authority of the arbitrator(s) shall be limited to construing and enforcing the terms and conditions of this Agreement as expressly set forth herein, and (d) the arbitrator(s) shall state the reasons for their award and their legal and factual conclusions underlying the award in a written opinion. The award of the arbitrator(s), or a majority of them, shall be final, and judgment upon the award may be confirmed and entered in any court, state or federal, having jurisdiction.

          19. Consent to Jurisdiction. Each party hereto expressly and irrevocably agrees (a) that it waives any objection, and specifically consents, to venue in the United States federal or state courts located in the City of Chicago, State of Illinois, United States of America, so that any action at law or in equity may be brought and maintained in any such court, and (b) that service of process in any such action may be effected against such party by certified or registered mail or in any other manner permitted by applicable United States Federal Rules of

Civil Procedure or Rules of the Courts of the State of Illinois. In addition, each party hereto expressly and irrevocably waives, in respect of any action brought in any United States federal or state court located in the City of Chicago, State of Illinois or any resulting judgment, any objection, and hereby specifically consents, to the jurisdiction of any such court, and agrees not to seek to change the situs of such action or to assert that any other court in any other jurisdiction is a more suitable forum for the hearing and adjudication of any claim or dispute raised in such action.

          20. Survival. The indemnity provisions of this Agreement shall survive the termination or expiration of this Agreement with respect to any matter existing prior to such termination; the payment obligations under this Agreement shall continue until satisfied; and the other provisions of the Agreement shall survive the termination of this Agreement with respect to any matter arising while this Agreement was in effect.

          21. Waiver of Breach. The waiver by a party of a breach of any provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach by a party. The failure of a party to insist upon strict adherence to any provision of this Agreement shall not constitute a waiver or thereafter deprive such party of the right to insist upon a strict adherence.

          22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.


Heinold General Partnership Account __

By:  The General Partners named on
       the attached Schedule


By: Heinold Asset Management, Inc.,
     General Partner

By:  ___________________________
     Daniel E. Ragen
     President


Trading Advisor


By: ____________________________
    Name:
    Title:

                                    Schedule
                                       of
                                General Partners


The Future Fund
The Future Fund II
The Futures Advantage Fund
The Futures Dimension Fund
The Horizon Futures Fund
The Horizon World Futures Fund
The Jefferson Futures Fund
Landmark Fund I, A Limited Partnership
Landmark Fund II, A Limited Partnership
New Century Currency & Financial Fund L.P.
Patriot Futures Fund I
Patriot Futures Fund II
Renaissance Futures Fund
The Resource Fund
Sycamore Futures Fund

                                   EXHIBIT 1





                              ______________, 1996


-------------------------
-------------------------
-------------------------
-------------------------



          Re:  Commodity Trading Authorization

Gentlemen:

            Heinold General Partnership Account I, an Illinois general partnership (the "Partnership"), does hereby make, constitute, and appoint you as its Attorney-in-Fact to purchase and sell futures contracts, commodities and commodity options and forward contracts, and any other items which are currently, or may later become, the subject of futures, forward or options trading, and other related investments on domestic and international exchanges, through E.D. & F. Man International Inc., or such other brokers and forward contract dealers as may be designated, from time to time, in writing by the Partnership, as brokers, in accordance with the between us dated ________, 1996.


                         Very truly yours,

                         Heinold General Partnership Account __


                         By: The General Partners named on the
                                attached Schedule


                         By: Heinold Asset Management, Inc.,
                               General Partner

                         By:  ______________________________
                                Daniel E. Ragen
                                President

                                    Schedule
                                       of
                                General Partners



The Future Fund
The Future Fund II
The Futures Advantage Fund
The Futures Dimension Fund
The Horizon Futures Fund
The Horizon World Futures Fund
The Jefferson Futures Fund
Landmark Fund I, A Limited Partnership
Landmark Fund II, A Limited Partnership
New Century Currency & Financial Fund L.P.
Patriot Futures Fund I
Patriot Futures Fund II
Renaissance Futures Fund
The Resource Fund
Sycamore Futures Fund

                           ACKNOWLEDGMENT OF RECEIPT
                             OF DISCLOSURE DOCUMENT




      The undersigned hereby acknowledges receipt of [Advisor]'s Disclosure Document dated ____________, 1996.



                                    Heinold General Partnership Account

                                    By: _________________________________
                                        The General Partners named
                                        on the attached Schedule


                                    By: _________________________________
                                        Heinold Asset Management, Inc.
                                        General Partner



                                    By: _________________________________
                                        Daniel E. Ragen
                                        President